UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2017

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
Effective February 9, 2017, BioSig Technologies, Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) to amend (A) that certain Unit Purchase Agreement, dated May 26, 2016, (the “Purchase Agreement”), pursuant to which, in a closing held on June 1, 2016, the Company issued units at a price of $1.75 per unit, with each unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase one-half of one share of Common Stock at an exercise price of $2.10 per share (collectively the “Warrants”), and (B) the Warrants, to reduce each of the purchase price per unit and the exercise price per share for the outstanding Warrants to $1.50. All other terms of the Purchase Agreement and the Warrants remain the same.  As of the Effective Date, Warrants to purchase 38,572 shares of common stock were outstanding.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

In connection with the Amendment Agreement described in item 1.01 above, the Company issued an aggregate of 12,858 shares of Common Stock and Warrants to purchase 6,429 shares of Common Stock to three purchasers signatories to the Purchase Agreement. Such issuance of the shares of Common Stock and the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1	Amendment Agreement, dated February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: February 14, 2017                                      By:  /s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman